Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-12904) pertaining to the Employees’ Share Purchase Plan and the Share Incentive Plan of Tikcro Technologies Ltd. of our report dated April 21, 2016, with respect to the financial statements of Tikcro Technologies Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2015.

April 21, 2016 Tel-Aviv, Israel	/s/ KOST, FORER GABBAY & KASIERER KOST, FORER GABBAY & KASIERER A Member of Ernst & Young Global